BNP RESIDENTIAL PROPERTIES, INC.
301 S. College Street, Suite 3850
Charlotte, North Carolina 28202

Contact: Philip S. Payne
         Executive Vice President & CFO
         Tel:  (704) 944-0100
         Fax:  (704) 944-2039

PRESS RELEASE
FOR IMMEDIATE RELEASE


                           BNP RESIDENTIAL PROPERTIES
                       ANNOUNCES OPERATING RESULTS FOR THE
                              THIRD QUARTER OF 2003


Charlotte, North Carolina
October 27, 2003

BNP Residential Properties, Inc. (AMEX: BNP) today announced operating results for the quarter ended September 30, 2003 (third quarter of 2003).

Overview: BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. We own and operate 20 apartment communities containing a total of 4,859 apartments and provide third-party management services for 8 apartment communities containing a total of 2,061 apartments. In addition to our apartment properties, we own 40 restaurant properties, which are leased on a triple net basis to a restaurant operator. We operate in the states of North Carolina, South Carolina and Virginia.

BNP Residential Properties, Inc., is structured as an UpREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of our operations are conducted through the operating partnership.

Operating Results:

                          See Tabular Information Below

Funds from Operations: Funds from operations is frequently referred to as "FFO." FFO is defined by the National Association of Real Estate Investment Trusts as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Because we hold all of our assets in and conduct all of our operations through the Operating Partnership, we measure FFO at the operating partnership level (i.e., before minority interest). Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time - in fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. However, you should not consider FFO to be an alternative to net income as defined by generally accepted accounting principles as a reliable measure of the company's performance, or to cash flows as a measure of liquidity.

Funds from operations of the operating partnership for the third quarter decreased to $2.5 million from $2.7 million in the third quarter of 2002. On a diluted basis, funds from operations per share for the third quarter decreased to $0.32 per share from $0.36 per share in the third quarter of 2002. For the first nine months of 2003, funds from operations for the operating partnership decreased to $6.7 million from $7.8 million in 2002. On a diluted per share basis, funds from operations for the first nine months of 2003 decreased to $0.86 per share from $1.04 per share in 2002.

Net Income/Loss: Net income for the third quarter of 2003 was $137,000 compared to $354,000 in 2002. On a diluted basis, net income was $0.01 per common share for the third quarter compared to $0.06 per common share in

2002. For the first nine months, net loss was $110,000 compared to net income of $1.4 million in 2002. On a diluted basis, net loss was $0.04 per common share compared to net income of $0.23 per common share in 2002. (These net income amounts are measured before the impact of the cumulative preferred dividend.)

Revenue: Total revenue increased by 9.5% for the third quarter and 11.9% for the first nine months of 2003 as compared to 2002.

Apartments: Revenue from our apartments increased by 11.6% for the third quarter and 14.6% for the first nine months of 2003 as compared to the same periods in 2002. This increase was primarily attributable to the acquisition of three apartment communities in 2002 and two apartment communities in 2003.

For the third quarter, average economic occupancy for all apartments was 93.7% as compared to 93.5% in 2002. Average revenue received per occupied unit was $733 per month as compared to $737 per month in 2002. For the first nine months of 2003, average economic occupancy for all apartments was 92.0% as compared to 93.0% in 2002. Average revenue received per occupied unit was $727 per month as compared to $735 per month in 2002.

On a same units basis (apartments owned and operated for the full period in both years), apartment revenue remained flat for the quarter and decreased by 1.9% for the first nine months. The decline in same units revenue was the result of a decline in average revenue per occupied unit. On a same units basis, average economic occupancy for the third quarter in both 2003 and 2002 was 93.7%. Average revenue per occupied unit was $733 per month for the third quarter of 2003 as compared to $734 per month in 2002. For the first nine months of 2003, average economic occupancy was 92.0% as compared to 93.1% in 2002. Average revenue per occupied unit was $727 per month for the first nine months of 2003 as compared to $733 per month in 2002.

Restaurants: Restaurant rental revenue for the third quarter and for the first nine months of 2003 was the minimum rent. As a result of the sale of a restaurant property in both the first and third quarters of 2003, restaurant rental revenue decreased by 3.5% for the third quarter and by 2.2% for the first nine months. "Same store" sales at our restaurant properties increased by 7.4% for the third quarter and decreased by 0.8% for the first nine months compared to 2002.

Other Income: Management fee income for the third quarter of 2003 decreased to $229,000 from $258,000 in 2002. For the first nine months, management fee income decreased to $679,000 from $839,000 in 2002. This decrease is attributable to our acquisition of two previously managed properties in May 2002, as well as the termination of management contracts for several smaller properties in the first quarter of 2003.

Expenses: Total expenses, including non-cash charges for depreciation and amortization, were $10.7 million in the third quarter of 2003, an increase of 13.2% compared to 2002. Total expenses for the first nine months were $31.6 million, an increase of 20.2% compared to 2002.

Apartment operations expense (the direct costs of on-site operations) was $4.0 million in the third quarter of 2003, an increase of 21.0% compared to 2002. Apartment operations expense was $11.3 million for the first nine months of 2003, an increase of 25.3% compared to 2002. These increases reflect the addition of three apartment communities during 2002, one apartment community in both the first and third quarters of 2003, and significant increases in compensation, contracted services and apartment turnover costs. Apartment operations expense represented 41.4% of related apartment rental income for the third quarter and 41.2% for the first nine months of 2003 as compared to 38.2% and 37.7% respectively, in 2002. On a same units basis, apartment operations expense increased by 6.5% for the third quarter and 5.0% for the first nine months of 2003.

Apartment administration expense (the costs associated with oversight, accounting and support of the company's apartment management activities for both owned and third party properties) was $414,000 in the third quarter of 2003 compared to $311,000 in 2002. For the first nine months, apartment administrative expense was $1.2 million compared to $931,000 in 2002.

Operating expenses for restaurant properties are insignificant because the restaurant properties' triple-net lease arrangement required the lessee to pay virtually all of the expenses associated with the restaurant properties.

Corporate administration expense was $445,000 in the third quarter of 2003 compared to $400,000 in 2002. For the first nine months, corporate administration expense was $1.8 million compared to $1.5 million in 2002. This increase was primarily attributable to increases in compensation and insurance costs.

Interest expense was $3.3 million in the third quarter of 2003, an increase of 7.5% compared to 2002. For the first nine months, interest expense was $9.7 million, an increase of 18.3% compared to 2002. The increase was the result of the acquisition of three apartment communities in 2002 and one apartment community in both the first and third quarters of 2003.

Outlook: We were pleased with the results for the third quarter of 2003. Operating results for both the quarter and year-to-date periods were in line with our expectations.

We saw improvement in apartment occupancy and revenue per occupied unit during the quarter. On a same units basis occupancy and revenue per occupied unit returned to third quarter of 2002 levels and reflects a significant improvement over the first and second quarters of 2003. Whether this is the beginning of the long awaited improvement in our apartment markets remains to be seen. In any case, we are confident in the long-term outlook for both our apartment properties and our apartment markets.

During the quarter, we also saw a significant improvement in restaurant sales. While this improvement did not result in any additional restaurant rental revenue, it did mark a significant departure from several years of declining sales. Hardee's, the restaurant concept at 39 of our 40 restaurant sites, recently introduced a new menu and marketing campaign referred to as the "Thick-Burger Revolution" that features larger char-grilled hamburgers. Initial results have been are quite positive.

Overall, we are positive about the future. We have a portfolio of well-maintained apartment properties with excellent locations in markets with good long-term growth prospects. We believe we are well positioned to benefit from any improvement in our apartment markets.

Forward Looking Statement Disclosure: This press release includes forward-looking statements concerning the company's operations, economic performance and financial condition, including, in particular, forward-looking statements regarding future operations and performance. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors identified in our annual report on Form 10-K for the year ending December 31, 2002.

Information Requests: More information may be obtained by calling our Corporate Offices at (704) 944-0100 or on the Internet through our website at www.bnp-residential.com. You may also e-mail information requests to our investor relations department at investor.relations@bnp-residential.com.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Statements of Operations and Funds from Operations (unaudited)
All amounts in thousands, except per share data


                                                                   Three months ended                  Nine months ended
                                                                      September 30                        September 30
                                                                  2003          2002(1)               2003          2002(1)
                                                              -----------------------------       -----------------------------
Revenues
Apartment rental income                                         $  9,650        $  8,649           $  27,488        $  23,994
Restaurant rental income                                             970           1,005               2,951            3,016
Management fee income                                                229             258                 679              839
Interest and other income                                             27              24                 181              130
                                                              --------------  -------------       -------------  --------------
                                                                  10,876           9,936              31,299           27,979
Expenses
Apartment operations                                               4,000           3,305              11,326            9,040
Apartment administration                                             414             311               1,154              931
Depreciation and amortization                                      2,609           2,428               7,586            6,493
Corporate administration                                             445             400               1,790            1,489
Interest                                                           3,279           3,049               9,717            8,211
Write-off of unamortized loan costs at refinance                       -               -                   -               95
                                                              --------------  -------------       -------------  --------------
                                                                  10,746           9,493              31,572           26,259
                                                              --------------  -------------       -------------  --------------
Income (Loss) before minority interest                               130             444                (273)           1,719
less minority interest in operating partnership                        7             (90)                163             (355)
                                                              --------------  -------------       -------------  --------------
Net income (loss)                                                    137             354                (110)           1,364
less cumulative preferred dividend                                  (161)            (73)               (411)            (197)
                                                              --------------  -------------       -------------  --------------
(Loss) Income available to Common Shareholders                  $    (24)       $    281            $   (520)       $   1,168
                                                              ==============  =============       =============  ==============

Income (Loss) before minority interest                          $    130        $    444            $   (273)       $   1,719
less cumulative preferred dividend                                  (161)            (73)               (411)            (197)
add depreciation                                                   2,528           2,346               7,350            6,313
                                                              --------------  -------------       -------------  --------------
Funds from operations - Operating Partnership                   $  2,497        $  2,717            $  6,666        $   7,836
                                                              ==============  =============       =============  ==============

Per common share amounts - basic:
   Net income (loss)                                            $   0.02        $   0.06            $  (0.02)       $    0.24
                                                              ==============  =============       =============  ==============
   (Loss) Income available to common shareholders               $  (0.01)       $   0.05            $  (0.09)       $    0.20
                                                              ==============  =============       =============  ==============
Per common share amounts - diluted:                             $   0.01        $   0.06            $  (0.04)       $    0.23
                                                              ==============  =============       =============  ==============
  (Loss) Income available to common shareholders                $  (0.01)       $   0.05            $  (0.09)       $    0.20
                                                              ==============  =============       =============  ==============
   Funds from operations                                        $   0.32        $   0.36            $   0.86        $    1.04
                                                              ==============  =============       =============  ==============

Weighted average shares and units outstanding:
   Preferred B shares and units                                      583             262                 498              239
                                                              ==============  =============       =============  ==============
   Common shares                                                   5,877           5,797               5,858            5,776
   Operating Partnership minority units                            1,842           1,845               1,844            1,766
                                                              --------------  -------------       -------------  --------------
      Common shares and minority units                             7,719           7,642               7,702            7,543
                                                              ==============  =============       =============  ==============

(1) 2002 amounts have been reclassified to conform to FAS 145 - the write-off of unamortized loan costs was previously reported as an extraordinary item, net of minority share

We provide the following information to analysts and other members of the financial community for use in their detailed analyses:

                                                                   Three months ended                   Nine months ended
                                                                      September 30                        September 30
                                                                  2003          2002(1)               2003          2002(1)
                                                              --------------  -------------       -----------------------------
Numerators:
For basic per common share amounts -
   Net income (loss)                                            $    137        $    354            $   (110)       $   1,364
   less cumulative preferred dividend                               (161)            (73)               (411)            (197)
                                                              --------------  -------------       -------------  --------------
   (Loss) Income available to common shareholders - basic       $    (24)       $    281            $   (520)       $   1,168
                                                              ==============  =============       =============  ==============

For diluted per common share amounts -
   Income (Loss) before minority interest                       $    130        $    444            $   (273)       $   1,719
   less cumulative preferred dividend                               (161)            (73)               (411)            (197)
                                                              --------------  -------------       -------------  --------------
   (Loss) Income available to common shareholders - diluted     $    (31)       $    371            $   (684)       $   1,523
                                                              ==============  =============       =============  ==============

   Income (Loss) before minority interest                       $    130        $    444            $   (273)       $   1,719
   add depreciation                                                2,528           2,346               7,350            6,313
   less cumulative preferred dividend                               (161)            (73)               (411)            (197)
                                                              --------------  -------------       -------------  --------------
   Funds from operations                                        $  2,497        $  2,717            $  6,666        $   7,836
                                                              ==============  =============       =============  ==============

Denominators:
 For basic per common share amounts -
    Weighted average common shares outstanding                     5,877           5,797               5,858            5,776
 Effect of potentially dilutive securities:
    Convertible Operating Partnership units                        1,842           1,845               1,844            1,766
    Stock options (2)                                                  7               7                   5               11
                                                              --------------  -------------       -------------  --------------
 For diluted per share amounts -
    Adjusted weighted average common shares
       and assumed conversions                                     7,726           7,650               7,707            7,554
                                                              ==============  =============       =============  ==============

(1) 2002 amounts have been reclassified to conform to FAS 145
(2) Includes only dilutive stock options.

BNP Residential Properties, Inc.
-------------------------------------------------------------------------------
Consolidated Balance Sheets


                                                                                September 30           December 31
                                                                                    2003                  2002
                                                                              ------------------   --------------------
                                                                                 (Unaudited)
Assets
Real estate investments at cost:
   Apartment properties                                                        $  298,929,355       $     275,712,863
   Restaurant properties                                                           37,405,385              39,158,921
                                                                              ------------------   --------------------
                                                                                  336,334,740             314,871,784
   Less accumulated depreciation                                                  (53,590,873)            (49,448,825)
                                                                              ------------------   --------------------
                                                                                  282,743,867             265,422,959

Cash and cash equivalents                                                             653,700                 884,316
Other current assets                                                                5,599,351               3,024,683
Notes receivable, net of reserve                                                      100,000                 100,000
Intangible related to acquisition of management operations, net                     1,115,088               1,115,088
Deferred financing costs, net                                                       1,183,636               1,175,684
                                                                              ------------------   --------------------
Total assets                                                                   $  291,395,642       $     271,722,730
                                                                              ==================   ====================

Liabilities and Shareholders' Equity
Deed of trust and other notes payable                                          $  230,032,694       $     211,584,935
Accounts payable and accrued expenses                                               3,522,550               1,272,451
Deferred revenue and security deposits                                              1,338,010               1,313,239
Deferred credit for interest defeasance, net                                          183,680                 333,376
                                                                              ------------------   --------------------
                                                                                  235,076,934             214,504,001


Minority interest in Operating Partnership                                         16,365,493              17,947,493
Shareholders' equity:
   Preferred stock, $.01 par value, 10,000,000 shares authorized,
      909,090 shares issued and outstanding at September 30, 2003,
      454,545 shares issued and outstanding at December 31, 2002                   10,000,000               5,000,000
   Common stock, $.01 par value, 100,000,000 shares authorized,
      5,887,626 shares issued and outstanding at September 30,2003,
      5,831,077 shares issued and outstanding at December 31, 2002                     58,876                  58,311
   Additional paid-in capital                                                      71,278,423              70,724,671
   Distributions in excess of net income                                          (41,384,084)            (36,511,746)
                                                                              ------------------   --------------------
Total shareholders' equity                                                         39,953,215              39,271,236
                                                                              ------------------   --------------------
Total liabilities and shareholders' equity                                     $  291,395,642       $     271,722,730
                                                                              ==================   ====================

